UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37569 (Commission File Number)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.01 per share	SBBP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02                                           Results of Operations and Financial Condition.

On November 5, 2019, Strongbridge Biopharma plc (the “Company”) issued a press release reporting preliminary third quarter financial results and providing several corporate updates, including those described below.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished to the Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing. The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On November 1, 2019, the Board of Directors (the “Board”) of the Company and Matthew Pauls, Chief Executive Officer of the Company (“CEO”), mutually agreed on a CEO transition plan resulting in his resignation from his positions as CEO and member of the Board, effective immediately.  His resignation was not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies or practices.  In connection with his resignation, Mr. Pauls will be paid termination benefits as set forth in his employment agreement.

In addition, on November 1, 2019, the Board appointed John H. Johnson, who has served as Chairman of the Board since 2015, as Executive Chairman of the Company, effective immediately.  Mr. Johnson will lead the Company while the Board conducts a formal search to identify a new CEO.  In connection with Mr. Johnson’s new role, any changes to his existing compensatory arrangement will be determined at a later date.

On November 5, 2019, the Company announced the CEO transition plan in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01                                           Regulation FD.

The response to Item 2.02 is incorporated herein by reference to this Item 7.01.

Item 8.01                                           Other Events.

The Company has received a notice from Novo Nordisk Inc. (“Novo”) that indicates as of December 1, 2019 Novo intends to cease the use and funding of the Company’s field team for the promotion of MACRILEN™ (macimorelin) in the United States.  A subsidiary of the Company and Novo are parties to a December 2018 agreement pursuant to which Novo funds the costs of 23 of our field-based employees to provide full-time ongoing services to Novo, including the promotion of Macrilen, for a period of three years.  The Company has objected to the notice from Novo and the parties are engaged in discussions regarding the notice and the ongoing services.

Item 9.01                                           Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Table

99.1	Press Release issued by Strongbridge Biopharma plc, dated November 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

	By:	/s/ Robert Lutz
	Name:	Robert Lutz
	Title:	Chief Financial Officer

Date: November 5, 2019